UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2023

Kyndryl Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40853	86-1185492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, 15th Floor
New York, New York 10017
(Address of principal executive offices, and Zip Code)

212-896-2098

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2023, the Board of Directors of Kyndryl Holdings, Inc. (the “Company”) approved and adopted Amended and Restated Bylaws (as so amended and restated, the “Amended Bylaws”) effective as of such date.

The amendments effected by the Amended Bylaws include:

●	updates of provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case to reflect recent amendments to the Delaware General Corporation Law;

●	a requirement that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;

●	a revision to the deadlines for receipt of notice of a stockholder’s intent to bring business or director nominations (other than director nominations brought pursuant to the Company’s proxy access bylaw) before an annual meeting of stockholders to require that such notice be received no earlier than 150 days and no later than 120 days before the anniversary of the prior year’s annual meeting of stockholders;

●	updates to procedural requirements relating to director nominations by stockholders (other than director nominations brought pursuant to the Company's proxy access bylaw) in response to the Securities and Exchange Commission’s adoption of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (“Rule 14a-19”), including:
o	a requirement that, if a stockholder intends to engage in a solicitation with respect to a nomination, the stockholder include in the nomination notice the name of each participant in such solicitation and a representation that such stockholder intends to deliver a proxy statement and form of proxy to at least the percentage of the Company’s outstanding capital stock required under Rule 14a-19;

o	a requirement that a stockholder provide notice to the Company within two business days of any change in such stockholder’s intent to solicit proxies under Rule 14a-19;

o	a requirement that any stockholder that has represented that it intends to solicit proxies under Rule 14a-19 provide evidence that it has met the requirements of the rule at least five business days before the applicable meeting; and

o	a requirement that, if a nominating stockholder provides notice that it intends to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 and subsequently fails to comply with the requirements of the rule, or the evidentiary requirement in described the previous bullet, any proxies or votes for each such proposed nominee will be disregarded.

The Amended Bylaws also effected certain other administrative, clarifying and conforming changes.

The foregoing general description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws set forth in Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

As a result of the amendments effected by the Amended Bylaws described in Item 5.03 above, the deadlines for stockholders to submit an item of business for the Company’s 2023 annual meeting of stockholders or a notice of intent to solicit proxies in support of director nominees other than the Company’s nominees at the Company’s 2023 annual meeting of stockholders pursuant to Rule 14a-19 disclosed in the Company’s definitive proxy statement relating to its 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on June 14, 2022 have changed. The new deadlines are set forth below.

Deadline to submit an item of business for the Company’s 2023 annual meeting of stockholders. The Amended Bylaws govern notice requirements for stockholder proposals intended to be presented at, but not included in the Company’s proxy materials for, the Company’s 2023 annual meeting of stockholders, including director nominations for election to the Company’s Board of Directors. To be considered timely, such stockholder’s notice must be received by the Company’s Secretary no earlier than February 28, 2023 and no later than March 30, 2023.

Deadline to provide notice pursuant to Rule 14a-19 of intent to solicit proxies in support of director nominees other than the Company’s nominees at the Company’s 2023 annual meeting of stockholders. Pursuant to the Amended Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide a notice that sets forth the name of each participant in such solicitation and a representation that such stockholder intends to deliver a proxy statement and form of proxy to at least the percentage of the Company’s outstanding capital stock required under Rule 14a-19. To be considered timely, such stockholder’s notice must be received by the Company’s Secretary no earlier than February 28, 2023 and no later than March 30, 2023.

Address for notices. The notices described above should be sent to the Company at One Vanderbilt Avenue, 15th Floor, New York, New York 10017, Attention: Secretary.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Kyndryl Holdings, Inc., effective January 25, 2023
104	Cover Page Interactive Data File (embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2023

KYNDRYL HOLDINGS, INC.
By:	/s/ Edward Sebold
Name: Edward Sebold
Title: General Counsel and Secretary